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                                                                   EXHIBIT 12.04

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)


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                                                                                                  FOR THE THREE
                                                                            FOR THE YEAR ENDED    QUARTERS ENDED
                                                                            DECEMBER 31, 1992   SEPTEMBER 30, 1993
                                                                            ------------------  ------------------
Pro forma earnings available for fixed charges:
  Earnings (loss) before income taxes and extraordinary item..............      $    3,020          $    2,281
  Interest and amortization of debt discount and expense..................          18,855              14,092
  Portion (one-third) of rental charges...................................             942                 694
                                                                                  --------            --------
    Earnings available for fixed charges..................................      $   22,817          $   17,067
                                                                                  --------            --------
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Pro forma fixed charges:
  Interest and amortization of debt discount and expense..................      $   18,855          $   14,092
  Portion (one-third) of rental charges...................................             942                 694
                                                                                  --------            --------
    Total fixed charges...................................................      $   19,797          $   14,786
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Pro forma ratio of earnings to fixed charges..............................             1.15               1.15
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